Exhibit 99.1

Moleculin Biotech to Present at OktoberINVESTfest

NEW YORK and HOUSTON – September 23, 2016 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), today announces its upcoming presentation at the fifth annual OktoberINVESTfest presented by Joseph Gunnar & Co. on September 28, 2016. Walter Klemp, Chairman and Acting CEO will provide an overview of the company and, along with Jonathan P. Foster, Chief Financial Officer and Executive Vice President, will meet with members of the investment community.

Walter Klemp, Chairman and Acting CEO of Moleculin stated, "We are very pleased to have been invited to present at this prestigious investment conference. This is clearly a unique event and an opportunity to expand our European relationships.”

The company’s presentation at OktoberINVESTfest will be held at 1:40 PM ET at The New York Academy of Sciences at 250 Greenwich Street, 40th Floor, Room 4, in New York City.  If you are interested in attending the conference please follow the link: http://www.oktoberinvestfest.com or contact ksmith@pcgadvisory.com to arrange a meeting.

About OktoberINVESTfest

Our 5th Annual Investors conference, the OktoberINVESTfest aims to foster innovation and transatlantic investment by enabling financiers to learn about selected high quality American and German unique investment opportunities, both public and private in the sectors of life science and IT. This high energy event is hosted by Invest in Bavaria, the investment promotion agency of Germany’s largest, most innovative state, Bavaria with capital city Munich. Munich, as rated by the European Commission, is Europe’s #1 tech hub! Likewise, Bavaria is a premier region in Europe for medical devices and biotech. The 2016 program will feature distinguished panelists and speakers complemented by power networking at our Unconference Luncheon. Throughout the day some 40 U.S. and German top investment opportunities will present their innovations and businesses in life sciences and information technology to investors. Simultaneously U.S. and German investors and business leaders will share ideas on how to finance innovation and business expansion and opportunities will be discussed during 1 on 1 meetings. The conference portion of the event will close with a presentation of Bavarian Innovations.

Invest in Bavaria

Invest in Bavaria is the investment and location marketing organization of the German state of Bavaria’s Ministry for Economic Affairs, Media, Energy and Technology. The Bavarian U.S. Offices for Economic Development, LLC, is the representative organization for Invest in Bavaria in the United States. Our New York – NY, New Haven – CT, Cambridge – MA and San Francisco – CA offices are three of the 26 representative offices of Invest in Bavaria’s global network. It is our mission to assist U.S. companies to expand and grow their businesses in Bavaria and likewise be the first point of contact for Bavarian companies considering U.S. expansion. Our services are cost-free and confidential. We look forward to assisting you and welcoming you to Germany’s largest, most productive and innovative state, Bavaria.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, a Phase II clinical stage anthracycline for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two pre-clinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient's own immune system. The other portfolio targets the metabolism of tumors.

For more information, please visit http://www.moleculin.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the application for Orphan Drug status and the potential for accelerated approval pathway for Annamycin, the potential to conduct a Phase IIb clinical trial for liposomal Annamycin, the ability to strengthen the Company’s license and IP portfolio, and continued development of pipeline assets. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," ''might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on February 1, 2016, as amended (Registration No. 333-209323). Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor/Media Contact

PCG Advisory Group

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com